Exhibit 24

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these present, that the undersigned hereby makes, constitutes and appoints Saema Somalya and Zach Waite as the undersigned’s true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)                      prepare, execute and submit, in the undersigned’s name and on the undersigned’s behalf,  to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)                      execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Warren Resources, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)                      do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)                      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such signing attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned acknowledges that:

(1)                      this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(2)                      any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in their discretion, deem necessary or desirable;

(3)                      neither the Company nor such attorneys-in-fact assume (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)                      this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of November, 2015.

/s/ Brian Gelman
Signature

Brian Gelman
Print Name